SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2002

VANGUARD AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware 0-27034 48-1149290

(State or other jurisdiction of incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

533 Mexico City Avenue, Kansas City International Airport, Kansas City, MO 64153

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code (816) 243-2100

Item 5. Other Events.

On May 31, 2002, Vanguard Airlines, Inc. effected a one-for-five reverse split of its common stock. The reasons for the split are set forth in the Company's Proxy Statement, dated April 30, 2002, for its Annual Meeting of Stockholders held on May 23, 2002.

On May 28, 2002, Vanguard Airlines, Inc. confirmed that its application for a federal loan guarantee was denied. The Company intends to revise its application and to refile a revised structure.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following Exhibits are filed with this report:

Exhibit No. Description

4.1 Certificate of Amendment of the Restated Certificate of Incorporation

of Vanguard Airlines, Inc.

99.1 Press Release, issued May 28, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD AIRLINES, INC.

/s/ Robert M. Rowen

By: Robert M. Rowen

Vice President, General Counsel and Secretary

Date: June 4, 2002